UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 28, 2010

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On April 28, 2010, Penns Woods Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals stated in the Proxy Statement dated March 24, 2010.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected four individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Casale, Jr.	2,200,885	39,534	740,705
R. Edward Nestlerode, Jr.	2,199,990	40,429	740,705
William H. Rockey	2,036,791	203,628	740,705
Ronald A. Walko	2,096,832	143,587	740,705

Proposal No. 2.  The Company’s shareholders ratified the appointment of S.R. Snodgrass, A.C., of Wexford, Pennsylvania, Certified Public Accountants as the independent registered public accounting firm as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,947,158	23,908	10,058	—

Proposal No. 3.  The Company’s shareholders rejected the shareholder proposal regarding an advisory vote on the elimination of classified terms for the Board of Directors as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
824,626	1,319,966	95,827	740,705

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: April 30, 2010

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer